                                                                   EXHIBIT 10(8)


                      PHARMACIA

                                   Pharmacia Corporation
                                          Cash Long-Term
                                          Incentive Plan
                   As amended and restated effective July 9, 2002

                                    EXHIBIT C

              Pharmacia Corporation Cash Long-Term Incentive Plan

1.       Plan Objective

         The Pharmacia Corporation Cash Long-Term Incentive Plan (referred to as the "Plan") is designed to encourage results-oriented actions on the part of key executives of Pharmacia Corporation (the "Company") that will drive the achievement of specific business objectives.

2.       Eligibility

         Management employees of the Company and its subsidiaries who are "Pharma" members of the Operations Committee and other key executives are eligible to participate in the Plan. The Administrator (as defined in Section 3 below) shall select the Operations Committee members and other key executives who shall participate in the Plan (the "Participants").

3.       Administration

         (a) The Plan shall be administered by the Compensation Committee of the Board of Directors with respect to employees who are elected officers of the Company ("Elected Officers"), and the Plan shall be administered by the Chief Executive Officer of the Company ("CEO") with respect to all other employees. The CEO may delegate his authority to administer the Plan to an individual or committee. The term "Administrator" shall mean the Compensation Committee, as applied to Elected Officers, and the CEO or such individual or committee to which authority has been delegated, as applied to all other employees.

         (b) The Administrator shall have full power and authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select Participants for the Plan, to determine each Participant's target award, performance goals and final award, to make all factual and other determinations in connection with the Plan, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate.

         (c) All powers of the Administrator shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. The Administrator's administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company and all employees of the Company and its subsidiaries, including the Participants and their respective beneficiaries.

4.       Target Awards and Performance Goals

         (a) The Administrator shall establish for each Participant a target award that will be payable if and to the extent that the Company attains the performance goals for the specified performance period or otherwise in connection with a change in control (which shall be deemed to mean the consummation of a transaction approved by the Company's stockholders as described in Section 13(c) or (d) of the Company's 2001 Long Term Incentive Plan (hereinafter referred to as a "Change in Control"). The target award shall be equal to three times the highest annual incentive target amount established for the Participant during the performance period under the Company's annual incentive plan applicable to the Participant, or such other amount as the Administrator determines.

         (b) The Administrator shall establish the performance goals for each performance period. Unless the Administrator determines otherwise, the performance goals shall be based on (i) the Company's total shareholder return ranking as compared to its peer group for the performance period and (ii) the Company's achievement of its targeted three-year compounded shareholder return for the performance period, all as set forth on Exhibit A. The performance period is the three-year period beginning January 1, 2001 and ending December 31, 2003. The Administrator may adjust the performance goals as it deems appropriate to take into account corporate transactions or other extraordinary events that occur during the performance period.

         (c) The peer group consists of the following companies:

                                  American Home Products Corporation
                                  Bristol-Myers Squibb Company
                                  Eli Lilly and Company
                                  Johnson & Johnson
                                  Merck & Company, Inc.
                                  Pfizer, Inc.
                                  Schering-Plough Corporation

The Administrator may adjust the peer group from time to time as it deems appropriate, including the addition, deletion or replacement of companies, to take into account mergers and other changes in the companies consisting of the peer group.

5.       Calculation of Incentive Awards

         (a) At the end of the performance period, the Administrator will determine whether and to what extent the performance goals have been met and the percentage of the target awards that are earned according to the matrix described on Exhibit A. The Administrator shall rely on the audited financial statements of the Company and its subsidiaries to determine whether and to what extent the performance goals are met.

         (b) The Administrator shall compute each Participant's incentive award for the performance period based on the Company's achievement of the performance goals. Each Participant's incentive award will be subject to vesting as described in Section 6 below. On or around March 15, 2004, the Company shall credit each Participant's incentive award to a book account established for the Participant under the Pharmacia & Upjohn, Inc. Savings Plus Plan (the "Savings Plus Plan"). All amounts credited to a Participant's book account under the Savings Plus Plan shall be administered according to the vesting provisions of
Section 6 and the terms and conditions of the Savings Plus Plan. Distributions from the Participant's vested book account will be made according to the terms and conditions of the Savings Plus Plan.

         (c) Participants must be employed on December 31, 2003 in order to be eligible for an incentive award under the Plan, except as described below or except as the Administrator may otherwise determine. Unless the Administrator determines otherwise:

             (i) Participants who die during the performance period will receive a pro-rated award, which will be calculated at the end of the performance period and will be based on the Company's performance during the entire performance period. The pro-rated award will be calculated from the date on which the Participant became eligible for the Plan to the date of the Participant's death. The Company will credit the pro-rated award to a book account established for the Participant under the Savings Plus Plan on or around March 15, 2004.

             (ii) Participants who retire after their normal retirement age (as defined below) during the performance period will receive a pro-rated award, which will be calculated at the end of the performance period and will be based on the Company's performance during the entire performance period. Normal retirement age is age 55, or, if the Participant has at least ten years of service, age 50. The pro-rated award will be calculated from the date on which the Participant became eligible for the Plan to the date of the Participant's retirement. The Company will credit the pro-rated award to a book account established for the Participant under the Savings Plus Plan on or around March 15, 2004.

             (iii) Participants who leave the Company under a Company-sponsored disability program during the performance period will receive a pro-rated award, which will be calculated at the end of the performance period and will be based on the Company's performance during the entire performance period. The pro-rated award will be calculated from the date on which the Participant became eligible for the Plan to the Participant's termination date. The Company will credit the pro-rated award to a book account established for the Participant under the Savings Plus Plan on or around March 15, 2004.

             (iv) If a Change in Control of the Company occurs during the performance period, the following provisions shall apply:

                  (A) Participants who are then employed by the Company or an Affiliate (as defined in the Savings Plus Plan) will receive a pro-rated award, which will be calculated as of the date of the Change in Control and will be based on the greater of (i) the Participant's target award or (ii) an award calculated by the Administrator based on period-to-date performance by the Company as of the date of the Change in Control. The pro-rated award will be calculated from the date on which the Participant became eligible for the Plan to the effective date of the Change in Control. Participants who retired, died or were disabled during the performance period as described above shall receive pro-rated incentive awards as described above but based on the Company's performance as of the date of the Change in Control. The Company will credit the pro-rated award to a book account established for the Participant under the Savings Plus Plan immediately upon the effective date of the Change in Control, and such amount will be fully vested and non-forfeitable.

                  (B) If a Participant remains employed by the Company or an Affiliate for a period of two years following the Change in Control or is involuntarily terminated (which term shall be deemed to include for all purposes under this Plan, as applicable, a termination for Good Reason (as such term is defined in the Participant's employment agreement) or upon a Termination Due to Change in Control (as such term is defined in the Company's Separation Benefit Plan or Change in Control Severance Benefit Plan)), other than for cause (as defined below), within two years after the Change in Control, the Participant's award for the performance period will be increased to 200% of the Participant's target award for the performance period, if such amount is greater than the award previously calculated for the performance period pursuant to paragraph (A) above. The Company will credit any additional award amount to the book account established for the Participant under the Savings Plus Plan immediately upon the earlier of (i) the second anniversary of the Change in Control or (ii) the date the Participant's employment is involuntarily terminated without cause. Any earnings previously credited to the Participant's account under the Savings Plus Plan with respect to the previously calculated award will remain in the Participant's account.

             (v) If a Change in Control of the Company occurs during the period commencing on December 31, 2003 and ending on December 31, 2005, and if a Participant remains employed by the Company or an Affiliate for a period of two years following the Change in Control or is involuntarily terminated, other than for cause, within two years after the Change in Control, the Participant's award for the performance period will be increased to 200% of the Participant's target award for the performance period, if such amount is greater than the award previously calculated for the performance period. The Company will credit any additional award amount to the book account established for the Participant under the Savings Plus Plan immediately upon the earlier of (i) the second anniversary of the Change in Control or (ii) the date the Participant's employment is involuntarily terminated without cause. Any earnings previously credited to the Participant's account under the Savings Plus Plan with respect to the previously calculated award will remain in the Participant's account.

             (vi) For purposes of this Section 5(c), the term "cause" shall have the meaning given that term, if applicable to the Participant, in the written employment agreement between the Participant and the Company or an Affiliate as in effect on the date of the Participant's termination of employment or in the Company's Change in Control Severance Benefit Plan. Otherwise, the term "cause" shall mean (i) a material breach by Participant of Participant's duties and responsibilities (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the part of Participant, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company or an Affiliate, and which is not remedied within 30 days after receipt of written notice from the Company or an Affiliate specifying such breach; or (ii) Participant's conviction of a felony which is materially and demonstrably injurious to the Company or an Affiliate.

         (d) The Administrator may establish appropriate terms and conditions to accommodate newly hired and transferred employees. The Administrator reserves the right to accelerate vesting on a pro-rata basis whenever the Administrator deems such action appropriate.

6.       Vesting of Incentive Awards

         (a) If a Participant earns an incentive award as described in Section 5 for the performance period, 25% of the incentive award will be vested as of the end of the performance period. The remaining portion of the Participant's incentive award will vest over a two-year period, as follows, if the Participant continues to be employed by the Company or an Affiliate through the applicable vesting date:


Vesting Date                           Portion of the Incentive Award that Vests
------------                           -----------------------------------------
December 31, 2004                                         25%

December 31, 2005                                         50%


         (b) If a Participant retires at or after his or her normal retirement age (as described in Section 5(c)(ii)), leaves the Company under a Company-sponsored disability program or dies while employed by the Company or an Affiliate, the Participant's incentive award shall be fully vested at the end of the performance period or at the time such event occurs, whichever is later. If a Participant's employment with the Company and its Affiliates terminates for any other reason, any unvested incentive award, including all unvested earnings credited with respect to the incentive award, shall be forfeited to the Company as of his or her termination date. A transfer of employment among the Company and its Affiliates shall not be considered a termination of employment for purposes of the Plan.

         (c) Notwithstanding the foregoing, each Participant's incentive award shall become fully vested upon a Change in Control.

         (d) Earnings credited with respect to a Participant's incentive award will vest pro-rata as the underlying incentive award vests.

7.       Changes to Performance Goals and Target Awards

         At any time prior to the final determination of awards, the Administrator may adjust the performance goals and target awards to reflect a change in corporate capitalization (such as a stock split or stock dividend), or a corporate transaction (such as a merger, consolidation, separation, reorganization or partial or complete liquidation), or to reflect equitably the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in the Company's method of accounting, any change in applicable law, any change due to any merger, consolidation, acquisition, reorganization, stock split, stock dividend, combination of shares or other changes in the Company's corporate structure or shares, or any other change of a similar nature.

8.       Amendments and Termination

         The Company may at any time amend or terminate the Plan by action of the Compensation Committee; provided that no amendment or termination may be made after a Change in Control that adversely affects Participants' benefits computed under Section 5(c)(iv) by the Administrator as in effect before the Change in Control. The Administrator shall have the right to modify the terms of the Plan as may be necessary or desirable to comply with the laws or local customs of countries in which the Company operates or has employees.

9.       Miscellaneous Provisions

         (a) This Plan is not a contract between the Company and the Participants. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Participant any right to be retained in the employ of the Company or any of its subsidiaries. Nothing in the Plan, and no action taken pursuant to the Plan, shall affect the right of the Company or a subsidiary to terminate a Participant's employment at any time and for any or no reason. Except as provided in Section 8, the Company is under no obligation to continue the Plan.

         (b) A Participant's right and interest under the Plan may not be assigned or transferred, except as provided in Section 5(c) of the Plan upon death, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company's sole discretion, the Company's obligation under the Plan to pay awards with respect to the Participant. The Company's obligations under the Plan may be assigned to any corporation which acquires all or substantially all of the Company's assets or any corporation into which the Company may be merged or consolidated.

         (c) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of awards. The Company's obligations hereunder shall constitute a general, unsecured obligation, awards shall be paid solely out of the Company's general assets, and no Participant shall have any right to any specific assets of the Company.

         (d) The Company shall have the right to deduct from awards or any other payments of wages any and all federal, state and local taxes or other amounts required by law to be withheld.

         (e) The Company's obligation to pay compensation as herein provided is subject to any applicable orders, rules or regulations of any government agency or office having authority to regulate the payment of wages, salaries, and other forms of compensation.

         (f) The validity, construction, interpretation and effect of the Plan shall exclusively be governed by and determined in accordance with the laws of the State of Delaware.